UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 3, 2015

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Form 8-K regarding the DIP Financing Agreement (as defined below) is incorporated herein by reference.

Item 1.03                          Bankruptcy or Receivership.

On March 3, 2015, Cal Dive International, Inc. (the "Company") and its United States subsidiaries (collectively, "Debtors") filed simultaneous voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").  The Debtors will continue to operate their businesses and manage their assets as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  However, it is expected that during the course of its operations, and while it is operating as a debtor-in-possession, the Company will seek to sell noncore assets with the hope of using the proceeds thereof to retire a part or all of its outstanding indebtedness.

In connection with the Chapter 11 Cases, the Company filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in the Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the "DIP Financing Agreement"), that was entered into between the Company and the financial institutions named therein as lenders (the "Lenders") and Bank of America, N.A., as administrative agent to the Lenders, upon the entry of an interim court order approving it.  The DIP Financing Agreement provides for senior secured, super-priority debtor-in-possession financing facilities in an aggregate amount of up to $120.0 million (the "DIP Facility").  The DIP Facility became available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing Agreement on an interim basis.

The Company anticipates using the proceeds of the DIP Facility to (i) refinance the Company's pre-petition first lien senior secured credit facility, (ii) fund ongoing debtor-in-possession working capital purposes pursuant to an approved budget acceptable to the Lenders (the "Budget") during the pendency of the Chapter 11 Cases, (iii) pay fees, costs and expenses in connection with the Chapter 11 Cases and (iv) fund general corporate purposes as approved in the Budget.

The DIP Facility consists of a Senior Tranche A Revolving Credit Facility of $20.2 million, which will be used to fund ongoing operations during the pendency of the Chapter 11 Cases, and a subordinated Tranche B Term Loan Facility of $99.8 million, which represents the refinancing of outstanding indebtedness under the Company's first lien senior secured credit facility.  The DIP Facility does not refinance or otherwise offset the $100 million in principal outstanding under the Company's senior secured second lien term loan facility or the $86.25 million in principal outstanding under the Company's unsecured convertible notes, both of which remain outstanding.

The maturity date of the DIP Facility is January 31, 2016.  Interest on the outstanding principal amount of loans under the DIP Facility is payable monthly in arrears at a per annum rate equal to a base rate (determined with reference to the prime rate) plus 6.25%, subject to a base rate floor of 2.75%.  Upon an event of default, all obligations under the DIP Facility will bear interest at a rate equal to the then current rate plus an additional 2% per annum.

Pursuant to the terms of the DIP Financing Agreement, the domestic and certain of the foreign operating subsidiaries of the Company guarantee the Company's obligations under the DIP Facility.  Subject to certain exceptions, the DIP Facility is secured by a first priority perfected security interest in substantially all of the assets of the Company, including control over certain of the Company's deposit accounts.  The security interests and liens are subject only to certain carve outs and permitted liens, as set forth in the DIP Financing Agreement.  The DIP Facility is subject to certain covenants, including without limitation, related to the incurrence of additional debt, liens, the making of restricted payments, the Company's failure to comply with the approved budget and certain bankruptcy related covenants, in each case as set forth in the DIP Financing Agreement.  The DIP Facility is also subject to certain mandatory prepayment events, including without limitation, upon the sale of certain assets and certain events of default.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Financing Agreement, a copy of which will be filed as an exhibit to the Company's next Quarterly Report on Form 10-Q for its first fiscal quarter 2015 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 of this Form 8-K regarding the DIP Financing is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under each of the Company's credit facilities as well as the convertible notes.   This event of default under the senior secured revolving credit facility, the senior secured second lien term loan facility and the convertible notes indenture triggered an automatic acceleration of the indebtedness outstanding under each of these facilities and the convertible notes.  As of the petition filing date, there was $99.8 million in principal outstanding under the senior secured revolving credit facility, $100 million in principal outstanding under the senior secured second lien term loan facility and $86.25 million in principal outstanding under the convertible notes.  All amounts outstanding under these credit facilities and the convertible notes are immediately due and payable.

As noted under Item 1.03, the DIP Facility has refinanced the first lien credit facility.  With the filing of the Chapter 11 Case, the Company believes the ability of the lenders under the second lien facility and the convertible noteholders to enforce their rights against the Company under these and other agreements has been stayed and creditor rights of enforcement against the Debtors are now subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosures.

The following information is being provided under Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates this information by reference, and none of this information should be deemed "filed" under such acts.

On March 3, 2015, the Company issued a press release reporting the commencement of the Chapter 11 Cases, a copy of which is filed herewith as Exhibit 99.1.

Forward-Looking Statements

This press release may include "forward-looking" statements that are generally identifiable through the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that are made regarding earnings expectations.  The forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur.  These statements are based on a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual future results may differ materially due to a variety of factors.  Factors that could cause the Company's results to differ materially include: (i) the Company's ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases; (ii) the Company's ability to operate its business during this process, (iii) the effects of the Company's bankruptcy filing on the Company's business and the interests of various creditors, equity holders and other constituents, (iv) the length of time the Company will operate under the Chapter 11 cases,  (v)  risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company's ability to develop and consummate the plan of reorganization, (vi) the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity or results of operations, and (vii) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company's actual results may differ materially from those indicated or implied by such forward-looking statements.

The Company's stockholders are cautioned that trading in shares of the Company's equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks.  Trading prices for the Company's equity securities may bear little or no relationship to the actual recovery, if any, by holders of the Company's equity upon wind-up of the Chapter 11 bankruptcy proceedings.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date:   March 9, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Cal Dive International, Inc. on March 3, 2015.